EXHIBIT 8



                                  REID & PRIEST LLP
                                 40 West 57th Street
                              New York, New York  10019


                                                New York, New York
                                                June 18, 1996


             Minnesota Power & Light Company
             30 West Superior Street
             Duluth, Minnesota  55802

             Dear Sirs:

                       With reference to Amendment No. 1 to the
             Registration Statement on Form S-3 (Amendment No. 1) to be filed on or about the date hereof with the Securities and Exchange Commission by Minnesota Power & Light Company (Company) under the Securities Act of 1933, as amended, and pursuant to which the Company intends to register 5,000,000 shares of its common stock, without par value, for offer and sale in connection with its Dividend Reinvestment and Stock Purchase Plan (Plan), we are of the opinion that the statements made in Amendment No. 1 under the heading "Federal Income Tax Consequences" constitute an accurate description of the Federal income tax consequences to participants in the Plan.

                       We hereby consent to the use of this opinion as
             an exhibit to your Amendment No.1 and to the use of our name therein.

                                                Very truly yours,

                                                /s/ REID & PRIEST LLP
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                                                REID & PRIEST LLP